IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE In re ROVER GROUP, INC. ) ) C.A. No. 2023-____-___ [PROPOSED] ORDER GRANTING PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205 WHEREAS, on July 30, 2021, Rover Group, Inc. (the “Company”) filed its Amended and Restated Certificate of Incorporation (the “Charter”) with the Delaware Secretary of State; WHEREAS, in reliance on the validity and effectiveness of the Charter, the Company has issued shares of its capital stock and other securities, and taken other actions, from time to time on or after July 30, 2021 and through the date of this order; WHEREAS, on February 27, 2023, the Company filed with this Court a Verified Petition for Relief under 8 Del. C. § 205 seeking validation of the Charter and the securities issued in reliance thereon (the “Petition”); and WHEREAS, the Court has considered the factors in 8 Del. C. § 205(d) and finds good cause to grant the Petition; IT IS HEREBY ORDERED, this __ day of ________, 2023, that under 8 Del. C. § 205: 1. The July 28, 2021 stockholder vote approving the Charter is hereby validated and declared effective. GRANTED WITH MODIFICATIONS

-2- 2. The Charter, including the filing and effectiveness thereof, is hereby validated and declared effective. 3. The Company’s securities (and the issuance of the securities) described herein or in the Petition, whether already issued or to be issued pursuant to authorization under the Charter, are hereby validated and declared duly authorized. 4. This Order validates the corporate acts taken, notwithstanding any failures of authorization or potential failures of authorization described in, or resulting from the matters described in, the Petition. __________________________ [Vice] Chancellor

This document constitutes a ruling of the court and should be treated as such. Court: DE Court of Chancery Civil Action Judge: Lori W. Will File & Serve Transaction ID: 69193247 Current Date: Mar 14, 2023 Case Number: 2023-0247-LWW Case Name: In re Rover Group, Inc. Court Authorizer: Lori W. Will Court Authorizer Comments: The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court's March 14, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action). This order is modified insofar as paragraph 4 shall start: “This Order validates these corporate acts taken…” to avoid any ambiguity with regard to the acts being validated. /s/ Judge Lori W. Will